CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [***].

Execution Version

New Debt Backstop Letter

27 March 2021

From:The institutions set out in the signing pages (the “Backstop Providers”)

To:Ferroglobe PLC

Ladies and Gentlemen:

Project Fox – New Debt Backstop Letter

Reference is made to that Lock-Up Agreement (the “Lock-Up Agreement”) dated 27 March 2021 among Ferroglobe PLC (“Ferroglobe”), Grupo Villar Mir, S.A.U., Tyrus and the Ad Hoc Group Members (defined therein).

This letter agreement (this “Agreement”) is the New Debt Backstop Letter referred to in the Lock-Up Agreement and sets forth the commitment of the Backstop Providers, subject to the terms and conditions contained herein, to purchase or subscribe for, directly or indirectly, the New Debt.

Capitalised terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Lock-Up Agreement.

1	Commitment

Each Backstop Provider hereby irrevocably commits, severally and not jointly to Ferroglobe, subject to the terms and conditions set forth in this Agreement and the Lock-Up Agreement, that it shall purchase or subscribe for, or shall cause the purchase of or subscription for, directly or indirectly through one or more of its affiliates, in each case on the Transaction Effective Date, a portion of the New Debt that bears the same proportion of the total New Debt as the principal amount of Locked-Up Notes held by that Backstop Provider on the date of this letter (as set out in the initial Confidential Annexure provided by that Backstop Provider under the Lock-Up Agreement in its capacity as an Original Consenting Noteholder) bears to the aggregate principal amount of the Locked-Up Notes held by all Backstop Providers on the date of this letter (each a “Commitment”).

2	Backstop Fee

In consideration for its Commitment, Ferroglobe shall pay to each Backstop Provider a cash fee in an amount equal to 4.0% of that Backstop Provider’s Commitment and shall irrevocably instruct the payment of that cash fee upon the issuance of the first $40 million of the New $60m Notes and in accordance with the Interim Funds Flow Statement, subject to Ferroglobe having received all necessary payment information prior to the issuance date.

3	Conditions

Each Backstop Provider’s Commitment shall be subject to (i) the execution and delivery of a customary note purchase agreement to which the New Debt Issuer will be party and the satisfaction or waiver of each of the conditions to closing thereunder and (ii) the occurrence of the Conditions Precedent.

4	Parties in Interest

The parties hereto hereby agree that their respective agreements and obligations set forth in this Agreement are solely for the benefit of the other party hereto and its respective successors and permitted assigns, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto and their respective successors and permitted assigns any benefits, rights or remedies.

5	Enforceability

Other than the parties to this Agreement, no person shall have any rights or remedies hereunder and no term shall be enforceable by any such person by virtue of the Contracts (Rights of Third Parties) Act 1999.

6	No Modification

This Agreement may not be amended or otherwise modified without the prior written consent of Ferroglobe and each Backstop Provider.

7	Governing Law; Jurisdiction
(a)	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
(b)	The English courts shall have exclusive jurisdiction in relation to all disputes (including claims for set-off and counterclaims) arising out of or in connection with this Agreement including, without limitation, disputes arising out of or in connection with: (i) the creation, validity, effect, interpretation, performance or non-performance of, or the legal relationships established by, this Agreement; and (ii) any non-contractual obligations arising out of or in connection with this Agreement. For such purposes each party irrevocably submits to the jurisdiction of the English courts and waives any objection to the exercise of such jurisdiction.
8	Counterparts

This Agreement may be executed in any number of counterparts (including by facsimile or by .pdf delivered via email), each such counterpart when executed being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement.

9	Termination

The obligations of each Backstop Provider under or in connection with this Agreement shall, save under Sections 4 – 11, which shall survive indefinitely, terminate automatically and immediately on the earlier of the Transaction Effective Date and the termination of the Lock-Up Agreement.

Termination shall not prejudice prior breaches which may be enforced against a defaulting party.

10	Transfers
10.1	Without prejudice to Section 10.2, the rights and obligations of the parties hereto under this Agreement shall not be transferable, in whole or in part, without the other parties’ prior written consent, and the granting of such consent in a given instance shall be solely in the discretion of each party requested to provide such consent and, if granted, shall not constitute a waiver of this requirement as to any subsequent assignment.
10.2	Each Backstop Provider may assign its rights arising under this Agreement to: (i) any other Backstop Provider; and (ii) any affiliate or related fund of that Backstop Provider, subject in each case, to the transferring Backstop Provider and transferee Backstop Provider having executed and delivered to Ferroglobe an Assignment Agreement in the form set out in the Schedule. Upon such execution and delivery, the transferor’s rights corresponding to its Commitment specified in the Assignment Agreement shall be assigned and the transferor shall be released from all related obligations and the transferee shall become a Backstop Provider hereunder in accordance with and as described in the Assignment Agreement.
10.3	Without prejudice to Section 10.2, any affiliates or related funds of the Backstop Providers may perform the relevant Backstop Provider’s obligations on its behalf without prior written consent from Ferroglobe.
10.4	Any purported transfer in contravention of this Section 10 shall be void.
11	Warranties

Each Backstop Provider hereby warrants to Ferroglobe that (a) it has the applicable power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly and validly authorized and approved by all necessary corporate or other organizational action by it, (c) this Agreement has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with the terms of this Agreement, (d) it has uncalled capital commitments or otherwise has available funds in excess of the sum of its Commitment hereunder plus the aggregate amount of all other commitments and obligations it currently has outstanding, and (e) the execution, delivery and performance by the undersigned of this Agreement do not (i) violate the organizational documents of the undersigned, or (ii) violate any applicable Law or judgment.

12	Information Undertaking

Each Backstop Provider hereby undertakes to notify Ferroglobe as soon as reasonably practicable after determining that it does not expect to be able to comply with its obligations under Section 1 above, without prejudice to the contractual obligations created under such Section 1 and this Agreement generally.

SCHEDULE

To:Ferroglobe PLC

From:[the Transferring Backstop Provider] (the "Transferor") and [the Transferee] (the "Transferee")

Dated:[●]

New Debt Backstop Letter dated March [●], 2021

1.	We refer to the New Debt Backstop Letter. This is an Assignment Agreement. This agreement (the "Agreement") shall take effect as an Assignment Agreement for the purposes of the New Debt Backstop Letter. Terms defined in the New Debt Backstop Letter have the same meaning in this Agreement unless given a different meaning in this Agreement.
2.	The Transferor assigns absolutely to the Transferee, [an affiliate or related fund of][1] an existing Backstop Provider, all the rights of the Transferor under the New Debt Backstop Letter which correspond to that portion of the Transferor’s Commitment under the New Debt Backstop Letter as specified in paragraph 5 below.
3.	The Transferor is released from all the obligations of the Transferor which correspond to that portion of the Transferor’s Commitment under the New Debt Backstop Letter specified in paragraph 5 below.
4.	The Transferee becomes a Party as a Backstop Provider and is bound by obligations equivalent to those from which the Transferor is released under paragraph 2 above.
5.	The Commitment of the Transferor to be transferred by assignment, release and accession is [●].
6.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
7.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
8.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

1 Delete if Transferee is an existing Backstop Provider.

[●]

As Transferor

By:

Name:

Title:

[●]

As Transferee

By:

Name:

Title:

Signature Pages to New Debt Backstop Letter

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Signature Pages to New Debt Backstop Letter

Agreed to and accepted:

FERROGLOBE PLC By: Name: Title: